                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                  FORM 8-KSB

               Current Report Pursuant to Section 13 or 15(d) of
                          The Securities Act of 1934


Date of Report June 4, 1996
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                              PNB FINANCIAL GROUP
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            (Exact name of registrant as specified in its charter)



       California                    2-78580               95-3847640
 ----------------------        -------------------       ----------------
(State of Incorporation)      (Commission File No.)     (I.R.S. Employer
                                                       Identification No.)




                             4665 MacArthur Court
                           Newport Beach, Ca. 92660

                                 _____________
                   (Address of principal executive offices)


Registrant's telephone number, including area code (714) 851-1033
                                                   --------------





________________________________________________________________________________

         (Former name or former address, if changed since last report)

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ITEM 1. CHANGE OF CONTROL OF REGISTRANT
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     (a)  On February 21, 1995, PNB Financial Group (the "Company") filed form
8-KSB in response to a change of control application filed with the Federal Reserve. This transaction was for the sale of certain shares of the Company's common stock and the granting of certain options to purchase additional shares of the Company's common stock to six individuals (collectively, the "Investors") in six separate sales transactions. On October 17, 1995, the Company received notice that the Federal Reserve System did not intend to disapprove the transaction and, thereby approving the change of control application.

     As part of the original option agreement, Mr. Giles and an affiliate corporation, Sparkling Waters, Ltd. ("Optionors") agreed to not vote any shares subject to option unless expressly authorized to do so by Martin T. Hart, or under certain circumstances, David F. Stein. On May 28, 1996, the voting arrangement for the option shares was amended. In the amendment, the Optionors have delivered to each investor, an irrevocable proxy to vote each investor's respective option shares during the term of the option agreement. In addition, the May 28, 1996 amendment provides that the option term shall expire on December 31, 1997.

     (b) Other than as set forth above, and in the Company's Form 8-KSB filed on February 21, 1995, the Company knows of no arrangement which may, at a future date, result in a change in control.
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                                  SIGNATURES

     Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereon as duly authorized.


DATED: 06/04/96                                   PNB FINANCIAL GROUP,
                                                  a California corporation


                                                  By: /s/ DOUG L. HELLER
                                                  _______________________
                                                  Doug L. Heller
                                                  Chief Financial Officer